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                                                                   Exhibit 23(b)


                        Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03106 and 333-15693) and Form S-3 (File No. 333-25469) of our report dated March 14, 1997 on the consolidated financial statements of VIMRX Pharmaceuticals Inc. and subsidiaries (the "Company") for the year ended December 31, 1996 included in the Company's 1998 Annual Report on Form 10-K.


/s/ Richard A. Eisner & Company, LLP
    New York, New York
    March 29, 1999